UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 17, 2012

Date of Report (Date of earliest event reported)

FIRST INDUSTRIAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13102	36-3935116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 S. Wacker Drive, Suite 3900

Chicago, Illinois 60606

(Address of principal executive offices, zip code)

(312) 344-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2012, Bruce W. Duncan, the President and Chief Executive Officer of First Industrial Realty Trust, Inc. (the “Company”), entered into an Employment Agreement (the “Employment Agreement”) with the Company and its operating partnership, First Industrial L.P., a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Employment Agreement reflects the terms and conditions of Mr. Duncan’s employment.

The Employment Agreement has an initial term expiring on December 31, 2014, unless otherwise terminated, with up to three one-year extensions which will be automatically effective provided that neither Mr. Duncan nor the Company provides notice to the other at least six months prior to the expiration of the initial term or any subsequent renewal term of their respective intent not to renew. The Employment Agreement provides for a minimum annual base salary of $850,000. Under the Employment Agreement, Mr. Duncan is also eligible for annual cash performance bonuses under the Company’s incentive bonus plan, based on the satisfaction of performance goals established by the Company’s Compensation Committee in accordance with the terms of such plan, with a target annual bonus of 150% of Mr. Duncan’s base salary, and a maximum annual bonus of 225% of his base salary. Mr. Duncan is also entitled to participate in all long-term cash and equity incentive plans generally available to the senior executives of the Company with a target annual award of 150% of Mr. Duncan’s base salary, and a maximum annual award of 200% of his base salary. Equity awards granted to Mr. Duncan in connection with any long-term cash and equity incentive plan will vest in accordance with the vesting terms set forth in the Restricted Stock Agreement as described below.

In connection with the Employment Agreement, any prior equity awards granted to Mr. Duncan scheduled to vest in January 2013 will vest on December 31, 2012. Existing equity awards scheduled to vest in subsequent years will either vest in accordance with their terms or, if more favorable to Mr. Duncan, pursuant to the vesting terms set forth in the Restricted Stock Agreement as described below.

Generally, under the Employment Agreement, if Mr. Duncan’s employment is terminated by the Company without cause and not due to disability or death, or by Mr. Duncan for good reason prior to a change in control of the Company, Mr. Duncan will be entitled to severance payments in an amount equal to any accrued and unpaid salary, bonus or expenses (the “Accrued Obligations”), plus (i) 200% of the sum of Mr. Duncan’s then-current annual base salary and Mr. Duncan’s target annual bonus for the year in which the termination occurs (250% if the termination occurs within 24 months following a change in control of the Company) and (ii) a prorated annual bonus for the year in which the termination occurs, based on actual performance. Termination events triggering severance payments will also entitle Mr. Duncan, his spouse and eligible dependents to the continuation of medical and dental benefits until Mr. Duncan reaches age 68 at active employee costs (the “Health Benefits”), and any other benefits (the “Other

Benefits”) that Mr. Duncan is eligible to receive under any of the Company’s plans, programs, policies or practices, through the date of termination. In the case of such events, Mr. Duncan has agreed to a one-year covenant not to compete or solicit customers and a two-year covenant not to solicit Company employees after termination.

The Employment Agreement provides that if Mr. Duncan’s employment is terminated by the Company due to his disability or death, or by Mr. Duncan other than for good reason, Mr. Duncan or his legal representatives will only be entitled to the Accrued Obligations, the Health Benefits and the Other Benefits. The Employment Agreement further provides that if Mr. Duncan’s employment is terminated by the Company for cause, Mr. Duncan will only be entitled to the Accrued Obligations and the Other Benefits, except that the Accrued Obligations would exclude any unpaid bonus for the year prior to the year in which the termination occurs.

The Employment Agreement and the equity grants thereunder were approved by the Compensation Committee of the Board.

Restricted Stock Agreement

In conjunction with entering into the Employment Agreement, the Company granted to Mr. Duncan 200,000 restricted shares of the Company’s common stock (the “Award”), pursuant to a Restricted Stock Award Agreement dated as of December 17, 2012 (the “Restricted Stock Agreement”). The Award is fully transferrable and will vest over a period of three years, with 33.33% vesting on each of December 17, 2013, 2014 and 2015. Upon the consummation of a change of control of the Company, or upon Mr. Duncan’s death or disability, the Award will vest in full. In the event of a termination of Mr. Duncan’s employment other than by reason of Mr. Duncan’s death or disability or for cause, the Award will continue to vest as scheduled, provided that Mr. Duncan continues to comply with the covenants not to complete, solicit customers or solicit employees contained in the Employment Agreement for a period of two years following such termination. Upon Mr. Duncan’s termination for cause, or, if following the termination of Mr. Duncan’s employment, he violates the covenants not to complete, solicit customers or solicit employees contained in the Employment Agreement, any unvested portions of the Award will be forfeited. A copy of the Restricted Stock Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 19, 2012, the Company issued a press release with respect to the Employment Agreement. A copy of the press release is attached and incorporated by reference as Exhibit 99.1.

The information furnished in this report under this Item 7.01, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Employment Agreement dated as of December 17, 2012 by and among First Industrial Realty Trust, Inc., First Industrial L.P. and Bruce W. Duncan

10.2	Restricted Stock Award Agreement dated as of December 17, 2012 by and between First Industrial Realty Trust, Inc. and Bruce W. Duncan

99.1	First Industrial Realty Trust, Inc. Press Release dated December 19, 2012 (furnished pursuant to Item 7.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.

By:	/s/ Scott A. Musil

	Name:	Scott A. Musil
	Title:	Chief Financial Officer
(Principal Financial Officer)

Date: December 19, 2012